UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2004

DSP GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23006	94-2683643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

408/986-4300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 19, 2004, DSP Group, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2004. A copy of the press release, dated October 19, 2004, is attached and filed herewith as Exhibit 99.1, and is incorporated herein by reference.

In addition to the disclosure of financial results for the third quarter of 2004 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release also disclosed pro forma net income and diluted earnings per share (EPS) figures, which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The pro forma net income and diluted EPS figures disclosed in the press release for the third quarter of 2004 excluded a capital gain of $15,460,000 resulting from the sale of AudioCodes Ltd. stock and related taxes of $4,865,000.

The Company believes that this pro forma presentation of net income and diluted EPS is useful to investors in analyzing the results for the quarter ended September 30, 2004 because it excludes items that management does not consider meaningful for purposes of analyzing the Company’s operating results and making budget-planning decisions. In addition, the Company has historically reported similar pro forma financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial reporting.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

c.	Exhibits

Exhibit No.	Description
99.1	Press Release of DSP Group, Inc., dated October 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: October 19, 2004	By:	/s/ Moshe Zelnik
Moshe Zelnik
Vice President, Finance,
Chief Financial Officer and Secretary

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